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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our reports listed below included in the Waste Connections, Inc. Registration Statement on Form S-1 (No. 333-70253, as amended) filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8) pertaining to the Waste Connections, Inc. First Amended and Restated 1997 Stock Option Plan:

        Report dated March 6, 1998 with respect to the financial statements of Waste Connections, Inc. and Predecessors;

        Report dated October 2, 1998 (except for Note 12, as to which the date is October 22, 1998) with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.);

        Report dated February 20, 1998 with respect to the financial statements of Madera Disposal Systems, Inc.;

        Report dated July 8, 1998 with respect to the financial statements of Arrow Sanitary Service, Inc.;

        Report dated August 26, 1998 with respect to the financial statements of Contractors Waste Removal, L.C.;

        Report dated July 31, 1998 with respect to the consolidated financial statements of Curry Transfer and Recycling, Inc;

        Report dated December 30, 1998 with respect to the combined financial statements of Butler County Landfill, Inc. and Kobus Construction, Inc; and

        Report dated January 19, 1999 with respect to the Supplemental Consolidated Financial Statements of Waste Connections, Inc. and Predecessors.

Our audits also included the financial statement schedule of Waste Connections, Inc. and Predecessors listed in Item 16(b) of the Registration Statement on Form S-1 (No. 333-70253, as amended). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Waste Connections, Inc. First Amended and Restated 1997 Stock Option Plan of our report dated October 2, 1998 (except for Note 12, as to which the date is October 22, 1998) with respect to the combined financial statements of The Murrey Companies (which consist of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc.) included in the Current Report on Form 8-K dated February 1, 1999 of Waste Connections, Inc., filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Sacramento, California
February 8, 1999
                               Page-1 Exhibit 23.1